                                                                   Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-130377) pertaining to the IntercontinentalExchange, Inc. 2000 Stock Option Plan, the IntercontinentalExchange, Inc. 2003 Restricted Stock Plan for Outside Directors, the IntercontinentalExchange, Inc. 2004 Restricted Stock Plan and the IntercontinentalExchange, Inc. 2005 Equity Incentive Plan, of our report dated March 3, 2006, with respect to the consolidated financial statements and schedule of IntercontinentalExchange, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.



                                         /s/ Ernst & Young LLP

Atlanta, Georgia
March 8, 2006